UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2025
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2025, Vail Holdings, Inc., a Colorado corporation (“VHI”) and a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), a Delaware corporation, certain subsidiaries of VHI, and the Company, as guarantors, Bank of America, N.A., as administrative agent, and certain Lenders entered into the First Amendment (“First Amendment”) to the Ninth Amended and Restated Credit Agreement, dated as of April 24, 2024 (as so amended, the “Credit Agreement”).

The First Amendment, among other things, provides for an increase in the revolving credit loan commitments of $100.0 million to an aggregate principal amount of $600.0 million, and an incremental term loan facility in an aggregate principal amount of $450.0 million in the form of delayed draw term loans. The $450.0 million incremental term loan facility is available to be drawn upon at any time at the Company’s option. Any undrawn capacity within the $450.0 million facility will expire in January 2026. Proceeds from any borrowings on the term loan facility and the increase in the revolving credit loan commitment, both of which are undrawn as of the closing date of the First Amendment, are available to be used to refinance the Company’s 0.0% Convertible Senior Notes due January 2026 (the “Notes”).

The description above is only a summary of the First Amendment and is qualified in its entirety by reference to the First Amendment, a copy of which will be filed in accordance with the rules of the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Repurchase of Convertible Notes

On January 28, 2025, the Company entered into separate, privately negotiated repurchase agreements with a limited number of holders of its Notes to repurchase approximately $50 million aggregate principal amount of the Notes for an aggregate cash repurchase price of approximately $48 million (the “Repurchases”), representing an approximately 4% discount to par value. The Repurchases are expected to close on January 30, 2025, subject to the satisfaction of customary closing conditions. Following the closing, approximately $525 million aggregate principal amount of the Notes will remain outstanding.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and will not constitute an offer, solicitation, or sale in any jurisdiction in which such offering would be unlawful.

Note Regarding Forward-Looking Statements

Certain statements discussed in this report, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected. Such risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which was filed on September 26, 2024. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: January 29, 2025	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer